CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-271019, No. 333-280689 and No.333-284166 on Form S-8 and No. 333-268888 on Form S-3 of our report dated February 26, 2025, relating to the financial statements of NewAmsterdam Pharma Company N.V. and the effectiveness of New Amsterdam Pharma Company N.V.’s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte Accountants B.V.

Eindhoven, the Netherlands

February 26, 2025